Exhibit 10.25
LEASE
between
TMT RESTON I & II, INC.,
as Landlord,
and
GO2MARKET.COM INCORPORATED,
D/B/A NITROSECURITY,
as Tenant

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Page
24. SALE BY LANDLORD	25

25. ESTOPPEL CERTIFICATES	25

26. SURRENDER OF PREMISES	26

27. NOTICES	27

28. TAXES PAYABLE BY TENANT	27

29. RELOCATION OF TENANT	27

30. DEFINED TERMS AND HEADINGS	28

31. TENANT’S AUTHORITY	28

32. FINANCIAL STATEMENTS AND CREDIT REPORTS	29

33. COMMISSIONS	29

34. TIME AND APPLICABLE LAW	29

35. SUCCESSORS AND ASSIGNS	29

36. ENTIRE AGREEMENT	29

37. EXAMINATION NOT OPTION	29

38. RECORDATION	30

39. PARKING	30

40. LIMITATION OF LANDLORD’S LIABILITY	31

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES	1

EXHIBIT A-1 — SITE PLAN	1

EXHIBIT B — INITIAL ALTERATIONS	1

EXHIBIT C — COMMENCEMENT DATE MEMORANDUM	1

EXHIBIT D — RULES AND REGULATIONS	1

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LEASE
REFERENCE PAGES

BUILDING:	Reston Plaza I 12030 Sunrise Valley Drive Reston, VA 20191

LANDLORD:	TMT Reston I & II, Inc., a Delaware corporation

LANDLORD’S ADDRESS:	c/o RREEF 8280 Greensboro Drive, Suite 550 McLean, Virginia 22102 Attn: Mark Arena, District Manager

with a copy (which shall not constitute notice) to:

Covington & Burling 1201 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2401 Attention: Robert J. Gage, Esq.

ADDRESS FOR RENT PAYMENT:	TMT Reston I & II, Inc. P.O. Box 13517 Newark, NJ 07188-0517

LANDLORD’S REGISTERED AGENT FOR SERVICE OF PROCESS:	Commonwealth Legal Services Corporation 4701 Cox Road, Suite 301 Glen Allen, VA 23060-6802

LEASE REFERENCE DATE:	December 28, 2004

TENANT:	GO2MARKET.COM INCORPORATED, d/b/a NitroSecurity, a Minnesota corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	(a) Premises

with a copy (which shall not constitute notice) to:

230 Commerce Way, Suite 325 Portsmouth, NH 03801 Attention: Lisa Duquette, Director of Finance

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(b) Prior to beginning of Term (if different):	(b) 230 Commerce Way, Suite 325 Portsmouth, NH 03801 Attention: Lisa Duquette, Director of Finance

PREMISES IDENTIFICATION:	Suite Number 180 on the first (1st) floor of the Building (for outline of Premises see Exhibit A)

PREMISES RENTABLE AREA:	Approximately 2,439 rentable sq. ft. (for outline of Premises see Exhibit A)

SCHEDULED COMMENCEMENT DATE:	February 1, 2005

TERM OF LEASE:	Approximately three (3) years, one (1) month and zero (0) days beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the “Commencement Month.”

TERMINATION DATE:	The last day of the thirty-seventh (37th) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month.

ANNUAL RENT:	Twenty-Three and 25/100 Dollars ($23.25) per rentable square foot per annum, subject to an escalation of three percent (3%) per annum on each anniversary of the Commencement Date, commencing with the first (1st) anniversary of the Commencement Date
MONTHLY INSTALLMENT OF RENT:

	Rentable	Annual Rent		Monthly
Lease Year	Square Footage	Per Square Foot	Annual Rent	Installment of Rent
1*	2,439	$23.25	$56,706.75	$4,725.56
2	2,439	$23.95	$58,414.05	$4,867.84
3	2,439	$24.67	$60,170.13	$5,014.18
4º	2,439	$25.41	$61,974.99	$5,164.58

*	Subject to a credit as set forth in Section 3.1.1.

º	Pro-rated for a partial 4th Lease Year

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RENT ABATEMENT (Article 3):	Subject to the provisions set forth in Articles 3 and 19 of this Lease, Tenant shall receive an abatement during the first (1st) full calendar month of the Term of this Lease equal to one hundred percent (100.0%) of such Monthly Installment of the initial Annual Rent.

BASE YEAR (EXPENSES):	January 1, 2005 to December 31, 2005

BASE YEAR (INSURANCE):	January 1, 2005 to December 31, 2005

BASE YEAR (TAXES):	January 1, 2005 to December 31, 2005

BUILDING SIZE	approximately 77,875 sq. ft.

TENANT’S PROPORTIONATE SHARE:	3.13%

SECURITY DEPOSIT:	$30,000, subject to reduction as further provided in Article Five (5).

ASSIGNMENT/SUBLETTING FEE:	$1,000.00

AFTER-HOURS HVAC COST:	$40.00 per hour, subject to change at any time, from time to time.

REAL ESTATE BROKER DUE COMMISSION:	CB Richard Ellis, Inc.

TENANT’S SIC CODE:	511210

BUILDING BUSINESS HOURS:	Monday - Friday, 8:00 a.m. - 6:00 p.m. Saturday, 8:00 a.m. - 1:00 p.m.

AMORTIZATION RATE:	10%
The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes the Exhibits, all of which are made a part of this Lease.
[SIGNATURES CONTAINED ON NEXT PAGE]

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WITNESS:		LANDLORD:

TMT RESTON I & II, INC.,
a Delaware corporation

		By:	RREEF MANAGEMENT COMPANY,
a Delaware corporation

By:	/s/ Christa Roeall	By:	/s/ Mark Arena
Title:	Admin. Assistant	Name:	Mark Arena
		Title:	District Manager
		Dated:	12/31/04

ATTEST:		TENANT:

GO2MARKET.COM INCORPORATED,
D/B/A NITROSECURITY,
a Minnesota corporation

By: Name:	/s/ Heather L. Howe Heather L. Howe	By: Name:	/s/ Terry B. Christensen Terry B. Christensen
Title:	Executive Assistant	Title:	President and COO
		Dated:	12/29/2004
Corporate Seal

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LEASE
     By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.
1. USE AND RESTRICTIONS ON USE.
     1.1. The Premises are to be used solely for general office purposes. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, including, but not limited to, any exclusive rights of another tenant or occupant of the Building, or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.
     1.2. Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.
2. TERM.
     2.1. The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within ten (10) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct. Notwithstanding any provision in this Lease to the contrary, if the Term has not commenced within one (1) year after the date of this Lease, this Lease shall automatically terminate on the first (1st) anniversary of the date hereof. The sole purpose of the preceding sentence is to avoid any possible interpretation that this Lease violates the Rule Against Perpetuities or other rule of law against restraints on alienation.
     2.2. Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within sixty (60) days after the Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (i) Tenant’s request for changes to the Landlord’s Work (defined in Exhibit B) (or other Tenant change orders); (ii) Tenant’s acts or omissions which result in Landlord’s inability to obtain timely a certificate of occupancy for the Premises, if any, provided that Landlord shall have expressly agreed to obtain same; (iii) based upon Landlord’s Work, the inclusion in Landlord’s Work by either party hereunder of any materials, finishes, or other items which: (A) require a long lead time for procurement and installation; or (B) are non-Landlord Building standard materials, finishes, or other items; or (iv) Tenant’s failure to timely furnish its requirements or agree to any plans and specifications (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.
     2.3. Notwithstanding that the Term or Commencement Date may not have yet occurred, if Landlord shall permit Tenant or any person or entity lawfully acting by or through Tenant to possess or otherwise use the Premises prior to the Term or Commencement Date, such possession or use shall be subject to all the provisions of this Lease as if the Term and Commencement Date had otherwise commenced or occurred; provided, however: (i) Tenant shall not be obligated to pay Annual Rent or Tenant’s proportionate share of Expenses, Insurance Costs, or Taxes with respect to any period prior to the actual Term or Commencement Date; and (ii) such early possession and use shall not be included in determination of the Lease Year, as defined in Section 4.1.1 of this Lease. If Tenant or such person or entity should enjoy such early possession or use of the Premises, the Term of the Lease shall be deemed to have so commenced solely for the purpose of causing Tenant’s covenants, obligations, indemnities, and other agreement under the Lease during the Term to be effective and binding upon Tenant during such early possession (such as, but not limited to, Tenant’s being obligated to obtain all insurance required of it under the Lease). Said early possession and use shall not advance the Termination Date. Subject to the provisions of this Lease, including Section 2.1, prior access to, and use of, the Premises by Tenant or Tenant’s agents or vendors for the purposes of installing furniture, fixtures, or equipment of Tenant shall not advance the Term or Commencement Date.
     2.4. Provided that: (i) Tenant is in physical possession and actual occupancy of the Premises and no Event of Default exists at the time of the exercise of such option or arises subsequent thereto, and no event exists which by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period provided under this Lease; and (ii) Tenant has not sublet or assigned any of its rights, title, and interest in and to this Lease, Tenant shall have the option to extend this Lease for one (1) consecutive extension term of five (5) consecutive years, provided Tenant notifies Landlord in writing of its exercise of such option not sooner than twelve (12) months nor later than nine (9) months prior to the Termination Date. Annual Rent during such extension term shall be at one hundred percent (100%) of the fair market rate, including market concessions, as determined by the mutual agreement of Landlord and Tenant, provided that in no event shall such Annual Rent be less than the then current escalated rate, and provided that Tenant shall post an increase in its Security Deposit which is commensurate with such new Annual Rent. Such Annual Rent for the extension term shall escalate at the fair market escalation rate as determined by the mutual agreement of Landlord and Tenant, provided that in no event shall such Annual Rent escalate at less than the escalation rate of three percent (3%) per annum. All other provisions of this Lease shall remain the same during the extension term, except that Tenant shall have no further extension option and the Base Year shall be the first (1st) full calendar year of the extension term. Should Landlord and Tenant be unable for any reason to agree upon a new Annual Rent and/or escalation rate within thirty (30) days after Tenant’s exercise of this option, then the Annual Rent and/or escalation rate, as applicable, shall be determined by appraisal by a board of three (3) real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third. Such brokers shall be members of the Greater Washington Association of Commercial Realtors or any successor thereto, licensed in the Commonwealth of Virginia, and each shall have not less than ten (10) years’ experience in the field of commercial office leasing in the northern Virginia metropolitan area. Each shall be recognized as being ethical and reputable within its field. Landlord and Tenant agree to make their appointments promptly within ten (10) business days after the expiration of the thirty (30) day period, and the two brokers shall promptly select a third broker within fifteen (15) days thereafter. Each broker shall, within thirty (30) days after selection of the third broker, submit its determination of the Annual Rent and/or escalation rate, as applicable and the Annual Rent and/or escalation rate, as applicable, shall be deemed to be the rent and/or escalation rate, as applicable, determined by the third broker, unless it is higher than the higher of the two values determined by the first two brokers, in which event the higher of the first two appraisals shall be the Annual Rent and/or escalation rate, as applicable, or unless it is lower than the lower of the two values determined by the first two brokers, in which event the lower of the first two appraisals shall be the Annual Rent or escalation rate, as applicable. In arriving at its rental rate determinations, each broker shall consider and analyze all material components of the Lease, and review terms being offered to prospective office tenants for comparable space in comparable office buildings and locations in the northern Virginia metropolitan area for leases commencing on or about the time of commencement of the extension period. In no event shall the Annual Rent so determined be less than the Annual Rent as of the expiration of the initial Term of the Lease, and in no event shall the escalation rate be less than three percent (3%) per annum. Landlord and Tenant shall each pay the fee of the broker selected by it and they shall share equally the payment of the fee of the third broker.
3. RENT.
     3.1. Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If a monetary Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.
          3.1.1. Notwithstanding the foregoing, provided that there shall not exist any Event of Default, and no event exists which by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period provided under this Lease, and subject to the provisions of Section 19.3 below, the Monthly Installments of Annual Rent due for the first (1st) full calendar month following the Commencement Date shall be abated. Nothing in this Section 3.1.1, however, shall be interpreted to except or excuse Tenant from any Additional Rent or other amounts due under this Lease to Landlord.

     3.2. Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other payment; provided, however, Landlord agrees to waive and forgive the first (1st) of any such late charges during the Term, provided that Landlord receives such overdue rent or other sum within five (5) days after the date due. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.
     3.3. Notwithstanding anything to the contrary contained herein, if the Commencement Month is not a full calendar month, such Commencement Month shall be deemed for all purposes of this Lease to be part of the First Lease Year and Tenant shall pay additional Annual Rent for such Commencement Month calculated on a per diem basis at the Annual Rental Rate for the First Lease Year.
4. RENT ADJUSTMENTS.
     4.1. For the purpose of this Article 4, the following terms are defined as follows:
          4.1.1. Lease Year: Each consecutive twelve (12) month period falling partly or wholly within the Term; provided, however, if the Commencement Month is not a full calendar month, then the first Lease Year shall consist of the Commencement Month and the subsequent twelve (12) consecutive month period.
          4.1.2. Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of access control and monitoring services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in

Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include Taxes, Insurance Costs, depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs. If any Direct Expenses are shared jointly between or among the Building and another building, such as, but not limited to, Reston Plaza II, such costs shall be allocated proportionately between or among such buildings based upon the rentable square footage of each building, or such other equitable manner as Landlord shall deem appropriate.
          4.1.3. Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any calendar year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28. If any Taxes are shared jointly between or among the Building and another building, such as, but not limited to, Reston Plaza II, such costs shall be allocated proportionately between or among such buildings based upon the rentable square footage of each building, or such other equitable manner as Landlord shall deem appropriate.
          4.1.4. Insurance Costs: Any and all insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof. If any Insurance Costs are shared jointly between or among the Building and another building, such as, but not limited to, Reston Plaza II, such costs shall be allocated proportionately between or among such buildings based upon the rentable square footage of each building, or such other equitable manner as Landlord shall deem appropriate.
     4.2. If in any calendar year, (i) Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses) and/or (ii) Taxes paid or incurred by Landlord shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), and/or (iii) Insurance Costs paid or incurred by Landlord shall exceed the amount of such Insurance Costs which became due and payable in the Base Year (Insurance Costs), Tenant shall pay as additional rent for such calendar year Tenant’s Proportionate Share of each such excess amount.
     4.3. The annual determination of Expenses and Insurance Costs shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses and Insurance Costs within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any calendar year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such calendar year.
     4.4. Prior to the actual determination thereof for a calendar year, Landlord may from time to time estimate Tenant’s liability for Expenses, Insurance Costs and/or Taxes under Sections 4.1, Article 6.3 and Article 28 for the calendar year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such calendar year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.
     4.5. When the above mentioned actual determination of Tenant’s liability for Expenses, Insurance Costs and/or Taxes is made for any calendar year and when Tenant is so notified in writing, then:
          4.5.1. If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses, Insurance Costs and/or Taxes for the calendar year is less than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and
          4.5.2. If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses, Insurance Costs and/or Taxes for the calendar year is more than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes and/or Insurance Costs in any calendar year being less than Expenses and/or Taxes and/or Insurance Costs in the Base Year (Expenses and/or Taxes and/or Insurance).
     4.6. If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses, Insurance Costs and Taxes for the calendar year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year. Tenant’s obligation to pay Tenant’s Proportionate Share of any unpaid Expenses, Insurance Costs, and Taxes which are otherwise due and payable under this Lease shall survive the expiration or earlier termination of the Term.
5. SECURITY DEPOSIT.
     5.1. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of a default. If an Event of Default should exist with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled. Notwithstanding the foregoing, at the end of the twelfth (12th), eighteenth (18th) and twenty-fourth (24th) months of the Term, the Security Deposit required hereunder shall be reduced by Twelve Thousand and No/100 Dollars ($12,000), Six Thousand and No/100 Dollars ($6,000) and Six Thousand and No/100 ($6,000), respectively, and Landlord shall refund the excess, if any, funds from the Security Deposit within sixty (60) days following the end of the respective month of the Term, provided that at the time of each respective reduction, (i) a monetary Event of Default by Tenant shall not have occurred hereunder, (ii) no monetary event shall have occurred which, with the giving of notice and/or passage of time would constitute a monetary Event of Default if not cured within the applicable cure period provided under this Lease, if any, and (iii) all rental payments required hereunder have been received by Landlord on or before the date such payments were due. Notwithstanding anything contained herein to the contrary, in no event shall the Security Deposit ever decrease below Six Thousand and No/100 Dollars ($6,000) (the “Security Deposit Floor”).

6. ALTERATIONS.
     6.1. Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, (iv) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations in other tenant’s space or the Common Areas; and (vi) in aggregate do not cost more than $3.00 per rentable square foot of that portion of the Premises affected by the alterations in question.
     6.2. In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant an administrative fee not to exceed four percent (4%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord’s demand.
     6.3. All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises if such costs are reasonably estimated by Landlord to exceed Ten Thousand and 00/100 Dollars ($10,000.00), to the extent required under Section 26.2.

7. REPAIR.
     7.1. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.
     7.2. Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.
     7.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.
     7.4. Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.
8. LIENS.
     8.1. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days Landlord’s demand.
9. ASSIGNMENT AND SUBLETTING.
     9.1. Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least forty five (45) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.
     9.2. Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.
     9.3. In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect; provided, however, Tenant’s failure to rescind its proposed assignment or sublease shall be deemed a waiver of such rescission right by Tenant. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.
     9.4. In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of

(i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer; (excluding therefrom, however, any costs or expenses attributable to any vacancy factor).
     9.5. Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.
     9.6. Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.
     9.7. If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

10. INDEMNIFICATION.
     10.1. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
11. INSURANCE.
     11.1. Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute with Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.
     11.2. The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (d) provide that said insurance shall be written on an occurrence basis and shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.
     11.3. Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.
12. WAIVER OF SUBROGATION.
     12.1. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any property loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.
13. SERVICES AND UTILITIES.
     13.1. Provided Tenant shall not be in default under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages) on generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays), the following services and utilities, reasonably commensurate with industry standard for commercial office buildings in Reston, Virginia, of a similar age, size and quality to the Building, subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord’s judgment for the use and occupation of the Premises during Building Business Hours; (c) cleaning and janitorial service; (d) elevator service by nonattended automatic elevators, if applicable; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within five (5) days of Landlord’s demand, for all electricity used by Tenant in the Premises. The charge shall be at the rates charged for such services by the local public utility. Alternatively, Landlord may elect to include electricity costs in Expenses. In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.

     13.2. Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service. The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages.
     13.3. Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within five (5) days of Landlord’s demand.
     13.4. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within five (5) days of Landlord’s demand, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.
     13.5. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Provided that such installation, removal, or other modification of Communications Wiring shall not materially adversely affect the same, Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.

     13.6. Landlord initially shall provide Tenant with Building standard suite entry signage and install at Landlord’s expense a directory strip on the Building’s lobby directory. The cost of any replacement or additional signage shall be at Tenant’s expense if installed at Tenant’s request.
     13.7. Subject to any supervening events of force majeure or other emergencies, Tenant shall have access to the Building and the Premises twenty-four (24) hours a day, seven (7) days a week, fifty-two (52) weeks per year. Landlord shall electronically control access to the Building’s perimeter entrances (excluding garage entrances and garage stairwells) after business hours and on holidays as Landlord deems appropriate. Landlord’s undertaking of such controlled access shall not give rise to any liability of Landlord in the event of any loss, injury or damage to Tenant, its employees, agents, licensees or other invitees, or the property thereof.
14. HOLDING OVER.
     14.1. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.
15. SUBORDINATION.
     15.1. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.
16. RULES AND REGULATIONS.
     16.1. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.
17. REENTRY BY LANDLORD.
     17.1. Landlord reserves and shall at all times have the right to re-enter the Premises to supply janitorial service (but only after Business Hours for such janitorial service) and any other service to be provided by Landlord to Tenant under this Lease and, upon reasonable notice, except in case of emergency when no notice need be given, to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall commence to repair or replace the damaged portion to match the original as nearly as commercially reasonable within fifteen (15) days after notice of such damage by but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.
     17.2. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.
18. DEFAULT.
     18.1. Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:
          18.1.1. Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve

(12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.
          18.1.2. Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.
          18.1.3. Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.
          18.1.4. Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.
          18.1.5. A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.
19. REMEDIES.
     19.1. Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:
          19.1.1. Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.
          19.1.2. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.
          19.1.3. Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.
          19.1.4. Upon any termination of Tenant’s right to possession only without termination of the Lease:
               19.1.4.1. Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.
               19.1.4.2. Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-

worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.
               19.1.4.3. Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.
     19.2. Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.
     19.3. Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the Effective Date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.
     19.4. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.
     19.5. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.
     19.6. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.
     19.7. To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. Upon the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19.7 at public or private sale upon five (5) days’ notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord’s discretion to perfect the security interest hereby created.
     19.8. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.
     19.9. If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.
20. TENANT’S BANKRUPTCY OR INSOLVENCY.
     20.1. If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):
          20.1.1. Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:
               20.1.1.1. Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

               20.1.1.2. Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 4; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.
               20.1.1.3. The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.
               20.1.1.4. Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.
21. QUIET ENJOYMENT.
     21.1. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.
22. CASUALTY
     22.1. In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.
     22.2. If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.
     22.3. Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.
     22.4. In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.
     22.5. Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

     22.6. In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.
23. EMINENT DOMAIN.
     23.1. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.
24. SALE BY LANDLORD.
     24.1. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.
25. ESTOPPEL CERTIFICATES.
     25.1. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.
26. SURRENDER OF PREMISES.
     26.1. Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.
     26.2. All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.
     26.3. All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.
27. NOTICES.
     27.1. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address. Service of process upon Landlord shall be served upon Landlord’s Registered Agent for Service of Process, as designated on the Reference Pages, with a copy (which shall not constitute notice) to Landlord at Landlord’s Address as set forth on the Reference Pages.
28. TAXES PAYABLE BY TENANT.
     28.1. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.
29. RELOCATION OF TENANT.
     29.1. Landlord, at its sole expense, on at least ninety (90) days prior written notice, may require Tenant to move from the Premises to other space of comparable size and decor in order to permit Landlord to consolidate the space leased to Tenant with other adjoining space leased or to be leased to another tenant. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving, and Landlord will also pay the expense of moving Tenant’s furniture and equipment to the relocated premises, as well as Tenant’s reasonable expenses for replacement stationery, business cards, and new address notifications to clients. In such event this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that revised Reference Pages and a revised Exhibit A shall become part of this Lease and shall reflect the location of the new premises.
30. DEFINED TERMS AND HEADINGS.
     30.1. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses, Insurance Costs or Taxes) and subject to Landlord’s reasonable discretion.
31. TENANT’S AUTHORITY.
     31.1. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

32. FINANCIAL STATEMENTS AND CREDIT REPORTS.
     32.1. At Landlord’s request made not more than once every twelve (12) calendar months, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects; provided, however, if a monetary Event of Default has occurred, thereafter, Tenant shall deliver to Landlord within five (5) days after Landlord’s request therefor a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.
33. COMMISSIONS.
     33.1. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages. Tenant hereby agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any claims by a broker or finder relating to Tenant’s breach or alleged breach of Tenant’s foregoing representation or warranty.
34. TIME AND APPLICABLE LAW.
     34.1. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.
35. SUCCESSORS AND ASSIGNS.
     35.1. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.
36. ENTIRE AGREEMENT.
     36.1. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.
37. EXAMINATION NOT OPTION.
     37.1. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 4, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease and provided to Landlord such other items required under this Lease, including, but not limited to evidence of adequate insurance and evidence of authority of Tenant to enter into this transaction.
38. RECORDATION.
     38.1. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.
39. PARKING.
     39.1. Tenant shall have the privilege to use up to four (4.0) unreserved surface parking spaces per one thousand (1,000) rentable square feet of the Premises at no additional cost on a non-exclusive basis which shall be used in common with other tenants, invitees and visitors to the Building. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces. During the Term of this Lease, provided that Tenant timely pays its rent therefor, Tenant shall have the privilege to use up to 1.4 unreserved, covered parking spaces per one thousand (1,000) rentable square feet of the Premises (collectively, the “Covered Parking Spaces” and individually the “Covered Parking Space”) in the parking garage in the Building at the prevailing market rate for such Covered Parking Spaces in substitution for each unreserved surface parking space available to Tenant pursuant to the first sentence of this Section 39.1, provided that Tenant notifies Landlord of the desire for such Covered Parking Spaces at least ten (10) days prior to the Commencement Date. Such rent shall constitute Additional Rent under this Lease. In the event Tenant fails to provide the requisite notice within the aforesaid ten (10) day period, or subsequently relinquishes in any manner any Covered Parking Space, Landlord shall be under no obligation to provide any such relinquished Covered Parking Space. The current rate for a Covered Parking Space is twenty dollars and zero cents ($20.00) per space per month, subject to change at any time and from time to time (“Monthly Parking Rate”).
     39.2. As used in this Article 39, “Landlord” shall be deemed to include an independent parking facility operator contracted by Landlord to operate the Building’s parking facility, if any. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “Parking License Agreement”) with respect to the use of parking spaces. Tenant, upon request of Landlord, shall enter into such Parking License Agreements with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the parking spaces. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the parking spaces. Tenant shall not assign or sublease any of the parking spaces without the consent of Landlord. Furthermore, Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the Building’s parking facility, and shall at all times abide by all rules and regulations promulgated by Landlord governing the use of the Building’s parking facility. It is understood and agreed that Landlord does not assume any responsibility for, and Tenant hereby expressly releases and discharges Landlord and Landlord Entity from any liability, and hereby waives any claim against Landlord and Landlord Entity, for any damage or loss to any automobiles parked in the parking facility or to any personal property located therein, or for any injury sustained by any person in or about the parking facility. Landlord shall have the right to temporarily close the Building parking facility or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Building parking facility or the Building; provided, however, that (except in the case of emergency) Landlord shall provide reasonable advance notice of such closure to Tenant. Tenant shall not store any automobiles in the Building parking facility without the prior written consent of Landlord. Except for emergency repairs, Tenant shall not perform any work on any automobiles while located in the Building parking facility.
40. LIMITATION OF LANDLORD’S LIABILITY.
     40.1. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.
[SIGNATURES CONTAINED ON NEXT PAGE]

WITNESS:		LANDLORD:

TMT RESTON I & II, INC.,
a Delaware corporation

		By:	RREEF MANAGEMENT COMPANY,
a Delaware corporation

By: Title:		By: Name:	/s/ Mark Arena Mark Arena
		Title:	District Manager
		Dated:	12/31/04

ATTEST:		TENANT:

GO2MARKET.COM INCORPORATED,
		D/B/A	NITROSECURITY,
a Minnesota corporation

By: Name:	/s/ Heather L. Howe Heather L. Howe	By: Name:	/s/ Terry B. Christensen Terry B. Christensen
Title:	Executive Assistant	Title:	President and COO
		Dated:	12/29/2004
Corporate Seal

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES
attached to and made a part of Lease bearing the
Lease Reference Date of 12/28/2004 between
TMT Reston I & II, Inc., as Landlord and
GO2MARKET.COM INCORPORATED, d/b/a NitroSecurity, as Tenant
Exhibits A and A-1 are intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. They do not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

EXHIBIT A-1 — SITE PLAN
attached to and made a part of Lease bearing the
Lease Reference Date of 12/28/2004 between
TMT Reston I & II, Inc., as Landlord and
GO2MARKET.COM INCORPORATED, d/b/a NitroSecurity, as Tenant

A-1-1

EXHIBIT B — INITIAL ALTERATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of 12/28/2004 between
TMT Reston I & II, Inc., as Landlord and
G02MARKET.COM INCORPORATED, d/b/a NitroSecurity, as Tenant
Provided that there shall not exist any Event of Default, and no event exists which by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period provided under this Lease, Landlord shall use commercially reasonable efforts, prior to the Commencement Date, to re-carpet and re-paint those portions of the Premises carpeted and painted as of the Lease Reference Date (collectively, the “Landlord’s Work”). Landlord’s Work shall be performed at Landlord’s sole cost and expense. Landlord’s failure to complete Landlord’s Work by such date shall not entitle Tenant to any abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including but not limited to, liability for consequential damages or loss of business by Tenant. In carrying out Landlord’s Work, Landlord shall not be required to perform such work outside of its contractors’ normal work day hours.

B-1

EXHIBIT C — COMMENCEMENT DATE MEMORANDUM
attached to and made a part of Lease bearing the
Lease Reference Date of 12/28/2004 between
TMT Reston I & II, Inc., as Landlord and
GO2MARKET.COM INCORPORATED, d/b/a NitroSecurity, as Tenant
COMMENCEMENT DATE MEMORANDUM
     THIS MEMORANDUM, made as of                     , 20___, by and between TMT Reston I & II, Inc., a Delaware corporation, (“Landlord”) and GO2MARKET.COM INCORPORATED, d/b/a NitroSecurity, a Minnesota corporation (“Tenant”).
Recitals:
A.	Landlord and Tenant are parties to that certain Lease, dated for reference , 20___ (the “Lease”) for certain premises (the “Premises”) consisting of approximately ___square feet at the building commonly known as Reston Plaza I located at 12030 Sunrise Valley Drive, Reston, VA 20191.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.
     NOW, THEREFORE, Landlord and Tenant agree as follows:
     1. The actual Commencement Date is                     .
     2. The actual Termination Date is                     .
     3. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:
[insert rent schedule]
     4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

C-1

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

WITNESS:		LANDLORD:

TMT RESTON I & II, INC.,
a Delaware corporation

		By:	RREEF MANAGEMENT COMPANY,
a Delaware corporation

By: Title:	/s/ Christa Roeall Admin. Assistant	By: Name:	/s/ Mark Arena Mark Arena
		Title:	District Manager
		Dated:	12/31/04

ATTEST:		TENANT:

GO2MARKET.COM INCORPORATED,
D/B/A NITROSECURITY,
a Minnesota corporation

By: Name:	/s/ Heather L. Howe Heather L. Howe	By: Name:	/s/ Terry B. Christensen Terry B. Christensen
Title:	Executive Assistant	Title:	President and COO
		Dated:	12/29/2004
Corporate Seal

C-2

EXHIBIT D — RULES AND REGULATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of 12/28/2004 between
TMT Reston I & II, Inc., as Landlord and
G02MARKET.COM INCORPORATED, d/b/a NitroSecurity, as Tenant
1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change at its sole cost and expense from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.
2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.
3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.
4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Landlord reserves the right to charge for Tenant’s directory listing in excess of the standard directory listing provided as of the Commencement Date.
5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.
6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.
7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.
8. Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.
9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.
10. No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move such equipment or materials in or out of the Building must be acceptable to Landlord.
11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.
12. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.
13. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord.

14. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.
15. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.
16. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.
17. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.
18. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.
19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.
20. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.
21. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.
22. Tenant requests for services must be submitted to the Building office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

23. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.
24. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.
25. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.
26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.
27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

CONSENT TO ASSIGNMENT OF LEASE
     This Consent to Assignment of Lease (“Consent to Assignment”) is given as of the 18th day of February, 2005, by TMT RESTON I & II, INC., a Delaware corporation (“Landlord”), as landlord, to NITROSECURITY, INC., a Delaware corporation (“NitroSecurity”), as assignee and GO2MARKET.COM INCORPORATED, a Minnesota corporation (“Tenant”), as tenant, under that certain Lease Agreement with a Lease Reference Date of December 28, 2004 (the “Lease”), between Landlord and Tenant, pursuant to which Tenant leased approximately 2,439 rentable square feet of office space on the first (1st) floor (the “Premises”) of that certain building known as Reston Plaza I located at 12030 Sunrise Valley Drive, in Reston, Virginia (the “Building”).
     WHEREAS, Tenant is incorporated under the laws of the State of Minnesota;
     WHEREAS, Tenant has notified Landlord of its intention to merge with and into NitroSecurity, for purposes of changing the state of incorporation of Tenant to Delaware (the “Reincorporation”);
     WHEREAS, as part of the Reincorporation, the Lease shall be assigned from Tenant to NitroSecurity and the obligations thereunder assumed by NitroSecurity pursuant to that certain Agreement and Plan of Merger between Tenant and NitroSecurity, the form of which is attached hereto as Exhibit A (the “Assignment”);
     WHEREAS, Tenant acknowledges that the Assignment is subject to Article 9 of the Lease and that Landlord’s consent to the Assignment is required; and
     WHEREAS, Tenant has requested the Landlord’s consent to the Assignment Landlord hereby gives its consent to the Assignment upon the expressed following conditions:
1.	Landlord’s consent to this Assignment shall not make Landlord a party to the Reincorporation, shall not create any privity of contract between Landlord and Tenant and/or NitroSecurity, respectively, pursuant to the instruments of the Reincorporation or the Assignment, except as between Landlord and Tenant (and NitroSecurity after the Assignment) under the Lease. This consent shall not constitute Landlord’s consent or waiver of consent to any subsequent assignment, sublease or sub-sublease or other transfer, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant (or NitroSecurity after the Assignment) under the underlying Lease, with respect to the Premises.
2.	There shall be no further modifications or amendments of the Lease or subsequent assignments, subleases, or other transfers of any portion of the leasehold interest created in the Lease without the prior written consent of Landlord as required under the Lease.
3.	Landlord’s consent shall be expressly contingent upon: (i) Tenant’s payment to Landlord of the sum of One Thousand Dollars and 00/100 ($1,000.00); (ii) Tenant’s payment to Landlord of the sum set forth upon the attached Exhibit B, representing Landlord’s costs incurred with respect to its consent to this Assignment; and (iii) receipt by Landlord of written notice, accompanied by evidence acceptable to Landlord, of the consummation of the Reincorporation.
4.	Tenant and NitroSecurity, each respectively, hereby represents that the net worth of NitroSecurity will not be less subsequent to the Reincorporation than the Tenant prior to the Reincorporation, nor will Tenant undertake additional liabilities as a result of the Reincorporation, other than with respect to fees to be paid to the State of Delaware as a result of being therein incorporated.
5.	Landlord shall not be liable for, and Tenant and NitroSecurity, each respectively, hereby indemnifies and holds Landlord harmless from, any commission payable by Tenant or NitroSecurity associated with the Reincorporation.
6.	In the event of any conflict between the terms and provisions of the Lease and this Consent to Assignment, the terms and provisions of the Lease shall control.
7.	Redress for any claims against Landlord under the Lease or this Consent to Assignment shall be limited as is set form in the Lease.
8.	The recitals of this Consent to Assignment are incorporated herein by reference as if set forth in full.
9.	The Reincorporation and Assignment shall take place not more than sixty (60) days following the date hereof. If the Reincorporation and Assignment both do not take place within such sixty (60) day period and notice of the same is not provided to Landlord as required hereunder, then this Consent shall be deemed null and void.
[Signatures contained on next page]

WITNESS:		LANDLORD

TMT RESTON I & II, INC.,
a Delaware corporation

		By:	RREEF Management Company, a Delaware corporation

By: Name:	/s/ Marie Infram Marie Infram	By: Name:	/s/ Mark Arena Mark Arena
Title:	Administrative Assistant	Title:	District Manager
		Dated:	2/18/05

ATTEST:		TENANT

GO2MARKET.COM INCORPORATED,
a Minnesota corporation

By: Name:	/s/ Lisa J. Duquette Lisa J. Duquette	By: Name:	/s/ Terry B. Christensen Terry B. Christensen
Title:	Vice President of Finance and Administration	Title:	President and Chief Executive Officer
		Dated:	2/18/2005

[Corporate Seal]

ATTEST:		NITROSECURITY

NITROSECURITY, INC., a Delaware corporation

By: Name:	/s/ Lisa J. Duquette Lisa J. Duquette	By: Name:	/s/ Terry B. Christensen Terry B. Christensen
Title:	Vice President of Finance and Administration	Title:	President and Chief Executive Officer
		Dated:	2/18/2005
[Corporate Seal]

EXHIBIT A
FORM OF AGREEMENT AND PLAN OF MERGER
[TENANT TO PROVIDE]

EXHIBIT B
STATEMENT OF FEES AND COSTS
[ATTACHED HERETO]

COVINGTON & BURLING

1201 PENNSYLVANIA AVENUE NW	WASHINGTON
WASHINGTON, DC 20004-2401	NEW YORK
TEL 202.662.6000	SAN FRANCISCO
FAX 202.602.6281	LONDON
WWW.COV.COM	BRUSSELS
STATEMENT OF FEES AND COSTS
     As requested, based upon review of the time and disbursement entries in Covington & Burling’s accounting system which are compiled from the contemporaneous time records of Covington & Burling personnel and the contemporaneous expense records for costs such as copying charges and facsimile transmission charges, the accrued fees and costs relating to the review and consent to the proposed reincorporation of Go2Market.com Incorporated are as follows:

Attorney & paralegal fees:	$816.75
Costs:	$5.00
Total:	$821.75
     Please contact the undersigned if there are any questions.

/s/ Robert E. Wone, Esquire Robert E. Wone, Esquire